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                                                                       Exhibit 5

                                  May 2, 2001

Board of Directors
D&K Healthcare Resources, Inc.
8000 Maryland Avenue
Suite 920
St. Louis, MO  63105

Gentlemen:

     In our capacity as counsel for D&K Healthcare Resources, Inc., a Delaware corporation (the "Company"), we have examined the Registration Statement on Form S-3 (the "Registration Statement") in the form as proposed to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, on May 3, 2001 relating to up to 3,027,695 shares of Common Stock, par value $0.01 per share (the "Company Common Stock"), to be offered by the Company and certain of its shareholders (the "Selling Shareholders") to the public pursuant to such Registration Statement, 394,917 shares of which may be offered in connection with the exercise by the Underwriters of certain over-allotment options. In this connection, we have examined such records, documents and proceedings as we deem relevant and necessary as a basis for the opinion expressed herein.

     Upon the basis of the foregoing, we are of the opinion that:

     1. The shares of Company Common Stock referred to above, to be sold by the Company, to the extent actually issued pursuant to the Underwriting Agreement, will have been duly and validly authorized and issued and will be fully paid and non-assessable shares of the Company;

     2. The shares of Company Common Stock referred to above, to be sold by the Selling Shareholders, have been (or will, when delivered to the Underwriters, have been) duly and validly authorized, issued, and fully paid and non-assessable shares of the Company.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we consent to the inclusion of the statements made in reference to our firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                  Very truly yours,

                                  ARMSTRONG TEASDALE LLP